Exhibit 99.1

NEWS RELEASE

Victory Capital Reports Record First Quarter Results

First-Quarter Highlights

•
Total Client Assets of $313.1 billion
•
Long-term gross flows of $18.9 billion
•
Long-term net flows of ($457) million
•
GAAP operating margin of 41.0%
•
GAAP net income per diluted share of $1.33
•
Adjusted EBITDA margin of 52.6%
•
Adjusted net income with tax benefit per diluted share of $1.82
•
Board authorizes increase in regular quarterly cash dividend to $0.50 per share

San Antonio, Texas, May 6, 2026 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported record financial results for the quarter ended March 31, 2026.

"We had an exceptional first quarter, reporting record revenue, record Adjusted EBITDA, and record earnings per share, while simultaneously achieving an all-time high in long-term quarterly gross sales,” said David Brown, Chairman and Chief Executive Officer. “Our net flows improved meaningfully during the quarter as we continue to execute and make investments into our distribution channels.

"Our investment performance also improved during the quarter and remains excellent. As of March 31, 2026, 71%, 67%, 68%, and 81% of our AUM outperformed benchmarks over the respective 1-, 3-, 5-, and 10-year periods. In addition, 68% of our rated AUM in mutual funds and ETFs was rated four or five stars overall by Morningstar.

“The integration of Pioneer Investments is substantially complete. At quarter end, we had recognized approximately $104 million of the expected $110 million in total net expense synergies, and we remain on track to achieve the full $110 million within 2026.

"Two areas that helped fuel our improved sales results for the quarter are the VictoryShares ETF platform, which continues to generate strong net inflows across our intermediary channels, and our international distribution channel, which delivered net inflows again for the quarter. Additionally, multiple Investment Franchises had positive net flows for the quarter as we continue to build momentum in various investment strategies and products.

"We continued to return capital to shareholders, repurchasing a quarterly record of 2 million shares of VCTR common stock during the quarter. Combined with dividends paid, this returned a total of $185 million to shareholders in the quarter.

"Inorganic growth remains a strategic priority, and our pipeline of acquisition opportunities is extensive and we are very active. Our approach has always been, and will remain, disciplined. The strength of our business allows us to be selective, and we only pursue transactions that make our Company better.

"As always, we continue to focus on serving our clients, which is our top priority.”

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Assets Under Management[1]
Ending	$309,835	$313,775	$167,468
Average	318,746	312,873	173,789

AUM Long-term Flows[2]
Long-term Gross	$18,946	$17,127	$9,309
Long-term Net	(457)	(2,089)	(1,205)

AUM Money Market/Short-term Flows
Money Market / Short-term Gross	$235	$345	$177
Money Market / Short-term Net	(197)	(22)	(44)

AUM Total Flows
Total Gross	$19,181	$17,472	$9,486
Total Net	(654)	(2,111)	(1,249)

Consolidated Financial Results (GAAP)
Revenue	$388.0	$374.1	$219.6
AUM revenue realization (in bps)	47.6	47.4	51.2
Operating expenses	228.8	220.9	126.7
Income from operations	159.2	153.2	92.9
Operating margin	41.0%	40.9%	42.3%
Net income	112.1	112.8	62.0
Earnings per diluted share	$1.33	$1.32	$0.96
Cash flow from operations	121.0	145.1	81.1

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$204.0	$197.5	$116.4
Adjusted EBITDA margin	52.6%	52.8%	53.0%
Adjusted net income	142.7	141.3	78.0
Tax benefit of goodwill and acquired intangible assets	10.5	10.5	10.1
Adjusted net income with tax benefit	153.2	151.7	88.1
Adjusted net income with tax benefit per diluted share[4]	$1.82	$1.78	$1.36

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

3 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

4 The Company includes participating securities in its computation of adjusted earnings per diluted share, including shares of series A Non-Voting Convertible Preferred stock for the quarterly periods ended March 31, 2026 and December 31, 2025.

AUM, Flows and Investment Performance

At March 31, 2026, Victory Capital had total client assets of $313.1 billion, assets under management of $309.8 billion, and other assets of $3.3 billion. Total AUM decreased by $3.9 billion to $309.8 billion at March 31, 2026, compared with $313.8 billion at December 31, 2025. The decrease was primarily due to negative market action of $2.8 billion and net outflows of $0.7 billion. Net flows were comprised of $0.5 billion and $0.2 billion of long-term and short-term net outflows, respectively. Total gross flows for the first quarter were $19.2 billion, including long-term gross flows of $18.9 billion.

As of March 31, 2026, Victory Capital offered 179 investment strategies through its multiple autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of March 31, 2026.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
71%	67%	68%	81%

First Quarter 2026 Compared with Fourth Quarter 2025

Revenue increased 3.7% to $388.0 million in the first quarter, compared with $374.1 million in the fourth quarter, primarily due to higher average AUM and crystallization of certain annual fees over the comparable period. GAAP operating margin expanded 10 basis points in the first quarter to 41.0%, up from 40.9% in the fourth quarter primarily due to a $13.9 million increase in revenue partially offset by a $7.9 million increase in total operating expense. Operating expenses increased 3.6% to $228.8 million in the first quarter, compared to $220.9 million in the fourth quarter, primarily due to a $4.9 million increase in compensation related expenses associated with annual payroll tax and benefits reset and higher earnings and a $7.1 million increase in acquisition-related costs partially offset by decreases in other general and administrative expenses. First quarter GAAP net income decreased 0.6% to $112.1 million, or $1.33 per diluted share, down from $112.8 million, or $1.32 per diluted share, in the prior quarter.

Adjusted net income with tax benefit increased 1.0% to $153.2 million, or $1.82 per diluted share in the first quarter, up from $151.7 million, or $1.78 per diluted share, in the fourth quarter. Adjusted EBITDA increased 3.3% to $204.0 million in the first quarter, versus $197.5 million in the fourth quarter. Adjusted EBITDA margin contracted 20 basis points in the first quarter of 2026 to 52.6% compared with 52.8% in the prior quarter.

First Quarter 2026 Compared with First Quarter 2025

On April 1, 2025, the Company completed the acquisition of Amundi US and reintroduced the brand Pioneer Investments for the acquired business and investment products. Current quarter results reflect the acquisition of Amundi US, which closed on April 1, 2025. Revenue for the three months ended March 31, 2026, increased 76.7% to $388.0 million, compared with $219.6 million in the same quarter of 2025 as a result of higher average AUM over the comparable period. Operating expenses increased 80.6% to $228.8 million, compared with $126.7 million in last year’s first quarter, reflecting variable operating expenses that rose as a result of higher average AUM and an expanded business. GAAP operating margin contracted 130 basis points to 41.0% in the first quarter, from 42.3% in the same quarter of 2025. GAAP net income increased 80.9% to $112.1 million, or $1.33 per diluted share, in the first quarter compared with $62.0 million, or $0.96 per diluted share, in the same quarter of 2025.

Adjusted net income with tax benefit increased 73.9% to $153.2 million, or $1.82 per diluted share, in the first quarter, compared with $88.1 million, or $1.36 per diluted share in the same quarter last year. Adjusted EBITDA increased 75.3% to $204.0 million, compared with $116.4 million in the same quarter of last year. Year-over-year, adjusted EBITDA margin contracted 40 basis points to 52.6% in the first quarter of 2026, compared with 53.0% in the same quarter last year.

Balance Sheet / Capital Management

The total debt outstanding as of December 31, 2025 was approximately $980 million.

For the three months ended March 31, 2026, the Company repurchased approximately 2 million shares of Common Stock.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.50 per share. The dividend is payable on June 25, 2026, to shareholders of record on June 10, 2026.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, May 7, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call 1-833-461-5787 (domestic) or 1-585-542-9983 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $313.1 billion in total client assets, as of March 31, 2026. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the outlook for Victory Capital’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital's control and could cause Victory Capital's actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward looking statements.

Although it is not possible to identify all of these risks and factors, they include, among others, the following: reductions in the assets under management (“AUM”) based on investment performance, client withdrawals, difficult market conditions and other factors such as the ongoing conflicts and potential military conflicts in Iran, Ukraine, Venezuela, China/Taiwan, and/or the Middle East, a pandemic, tariffs or trade restrictions; the nature of the Company’s contracts and investment advisory agreements; the Company's ability to maintain historical returns and sustain our historical growth; the Company's dependence on third parties to market our strategies and provide products or services for the operation of our business; the Company's ability to retain key investment professionals or members of our senior management team; the Company's reliance on the technology systems supporting our operations; the Company's ability to successfully acquire and integrate new companies; risks associated with expected benefits of the Amundi US transaction and the related impact on the Company’s business; the concentration of the Company’s investments in long only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company's efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company's ability to limit employee misconduct; the Company's ability to meet the guidelines set by our clients; the Company's exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company's ability to implement effective information and cyber security policies, procedures and capabilities; the Company's substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company's determination that we are not required to register as an “investment company” under the Investment Company Act of 1940; the fluctuation of the Company’s expenses; the Company's ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; and other risks and factors included, but not limited to, those listed under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026, which is accessible on the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and other factors, the forward-looking statements contained in this press release might not prove to be accurate. All forward-looking statements speak only as of the date made and Victory Capital undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Carly Thomas

Director, Investor Relations and Responsible Business

210-694-9658

cthomas@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except per share data and percentages)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Revenue
Investment management fees	$316,369	$301,353	$173,301
Fund administration and distribution fees	71,620	72,769	46,301
Total revenue	387,989	374,122	219,602

Expenses
Personnel compensation and benefits	105,855	100,954	56,136
Distribution and other asset-based expenses	67,410	68,315	35,477
General and administrative	20,615	22,147	14,328
Depreciation and amortization	20,576	21,593	7,432
Change in value of consideration payable for acquisition of business	3,537	3,064	3,406
Acquisition-related costs	7,658	570	8,750
Restructuring and integration costs	3,153	4,304	1,165
Total operating expenses	228,804	220,947	126,694

Income from operations	159,185	153,175	92,908
Operating margin	41.0%	40.9%	42.3%

Other income (expense)
Interest income and other income	2,756	3,713	704
Interest expense and other financing costs	(14,081)	(15,229)	(13,211)
Total other expense, net	(11,325)	(11,516)	(12,507)

Income before income taxes	147,860	141,659	80,401

Income tax expense	(35,720)	(28,847)	(18,426)

Net income	$112,140	$112,812	$61,975
Preferred stock dividends	(9,769)	(9,769)	—
Income attributable to Preferred stockholders	(16,846)	(16,848)	—
Net income attributable to common shareholders	$85,525	$86,195	$61,975

Earnings per share of common stock
Basic	$1.34	$1.33	$0.97
Diluted	1.33	1.32	0.96

Weighted average number of shares outstanding
Basic	63,635	64,584	63,711
Diluted	64,388	65,329	64,714

Dividends declared per share	$0.49	$0.49	$0.47

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures1

(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Net income (GAAP)	$112,140	$112,812	$61,975
Income tax expense	(35,720)	(28,847)	(18,426)
Income before income taxes	$147,860	$141,659	$80,401
Interest expense	13,658	15,367	12,521
Depreciation	2,279	2,519	2,168
Other business taxes	(555)	1,101	922
Amortization of acquisition-related intangible assets	18,297	19,074	5,264
Stock-based compensation	3,586	2,143	1,053
Acquisition, restructuring and exit costs	18,699	15,439	13,321
Debt issuance costs	196	174	749
Adjusted EBITDA	$204,020	$197,476	$116,399
Adjusted EBITDA margin	52.6%	52.8%	53.0%

Net income (GAAP)	$112,140	$112,812	$61,975
Adjustment to reflect the operating performance of the Company
Other business taxes	(555)	1,101	922
Amortization of acquisition-related intangible assets	18,297	19,074	5,264
Stock-based compensation	3,586	2,143	1,053
Acquisition, restructuring and exit costs	18,699	15,439	13,321
Debt issuance costs	196	174	749
Tax effect of above adjustments	(9,683)	(9,482)	(5,327)
Adjusted net income	$142,680	$141,261	$77,957

Adjusted net income per diluted share[2]	$1.69	$1.66	$1.20

Weighted average number of shares outstanding - diluted (GAAP)	64,388	65,329	64,714
Weighted average number of shares outstanding - diluted (Non-GAAP)[2]	84,341	85,219	64,714

Tax benefit of goodwill and acquired intangible assets	$10,515	$10,487	$10,141
Tax benefit of goodwill and acquired intangible assets per diluted share[2]	$0.13	$0.12	$0.16

Adjusted net income with tax benefit	$153,195	$151,748	$88,098
Adjusted net income with tax benefit per diluted share[2]	$1.82	$1.78	$1.36

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2 The Company includes participating securities in its computation of adjusted earnings per diluted share, including shares of series A Non-Voting Convertible Preferred stock for the quarterly periods ended March 31, 2026 and December 31, 2025.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 31, 2026	December 31, 2025
Assets
Cash and cash equivalents	$75,849	$163,690
Receivables	197,584	181,141
Prepaid expenses	20,146	16,071
Investments, at fair value	82,779	99,394
Property and equipment, net	22,407	23,833
Goodwill	1,235,940	1,235,940
Other intangible assets, net	2,459,532	2,477,617
Operating lease right-of-use assets	46,524	48,650
Other assets	804	1,514
Total assets	$4,141,565	$4,247,850

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$103,705	$72,387
Accrued compensation and benefits	60,262	86,355
Consideration payable for acquisition of business	51,158	87,564
Deferred tax liability, net	486,656	479,792
Operating lease liabilities	43,775	45,610
Other liabilities	68,148	81,399
Long-term debt(1)	968,024	970,014
Total liabilities	1,781,728	1,823,121

Stockholders' equity:
Common stock, $0.01 par value per share: 2026 - 600,000 shares authorized, 88,389 shares issued and 62,544 shares outstanding; 2025 - 600,000 shares authorized, 87,867 shares issued and 64,150 shares outstanding	884	879
Preferred stock, $0.01 par value per share: 2026 - 100,000 shares authorized, 20,037 shares issued and outstanding; 2025 - 100,000 shares authorized, 19,937 shares issued and outstanding	200	199
Additional paid-in capital	2,112,191	2,102,938
Treasury stock, at cost: 2026 - 25,845 shares; 2025 - 23,717 shares	(930,356)	(786,008)
Accumulated other comprehensive income	8,642	9,020
Retained earnings	1,168,276	1,097,701
Total stockholders' equity	2,359,837	2,424,729
Total liabilities and stockholders’ equity	$4,141,565	$4,247,850

1 Balances at March 31, 2026 and December 31, 2025 are shown net of unamortized loan discount and debt issuance costs in the amount of $12.1 million and $12.5 million, respectively. The gross amount of the debt outstanding was $980.1 million and $982.5 million as of March 31, 2026 and December 31, 2025, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Client Assets

(unaudited; in millions)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Beginning AUM	$313,775	$310,644	$171,930
Beginning other assets[1]	2,846	2,726	4,165
Beginning total client assets	316,621	313,370	176,096

AUM net cash flows	(654)	(2,111)	(1,249)
Other assets net cash flows	390	—	(277)
Total client assets net cash flows	(264)	(2,111)	(1,526)

AUM market appreciation (depreciation)	(2,797)	6,152	(3,172)
Other assets market appreciation (depreciation)	32	120	78
Total client assets market appreciation (depreciation)	(2,765)	6,273	(3,094)

AUM realizations and distributions	(456)	(287)	(21)
Acquired & divested assets / Net transfers	(33)	(624)	(20)

Ending AUM	309,835	313,775	167,468
Ending other assets	3,268	2,846	3,967
Ending total client assets	313,103	316,621	171,435
Average total client assets[2]	321,784	315,662	177,849

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending March 31, 2026, December 31, 2025 and March 31, 2025 total client assets revenue realization was 47.2 basis points, 47.0 basis points and 50.1 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management1

(unaudited; in millions)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Beginning assets under management	$313,775	$310,644	$171,930
Gross client cash inflows	19,181	17,472	9,486
Gross client cash outflows	(19,835)	(19,583)	(10,736)
Net client cash flows	(654)	(2,111)	(1,249)
Market appreciation (depreciation)	(2,797)	6,152	(3,172)
Realizations and distributions	(456)	(287)	(21)
Acquired & divested assets / Net transfers	(33)	(624)	(20)
Ending assets under management	309,835	313,775	167,468
Average assets under management	318,746	312,873	173,789

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Other Assets (Institutional)1

(unaudited; in millions)

	For the Three Months
	March 31,	December 31,	March 31,
	2026	2025	2025
Beginning other assets (institutional)	$2,846	$2,726	$4,165
Gross client cash inflows	627	—	—
Gross client cash outflows	(237)	—	(277)
Net client cash flows	390	—	(277)
Market appreciation (depreciation)	32	120	78
Realizations and distributions	—	—	—
Acquired & divested assets / Net transfers	—	—	—
Ending other assets (institutional)	3,268	2,846	3,967
Average other assets (institutional)[2]	3,039	2,788	4,060

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending March 31, 2026, December 31, 2025 and March 31, 2025 total other assets (institutional) revenue realization was 3.5 basis points, 3.5 basis points and 3.4 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
March 31, 2026
Beginning assets under management	$29,993	$11,179	$80,544	$63,380	$30,680	$91,228	$3,038	$310,042	$3,733	$313,775
Gross client cash inflows	776	250	5,070	3,057	2,789	6,718	287	18,946	235	19,181
Gross client cash outflows	(2,418)	(1,329)	(5,639)	(3,956)	(1,830)	(3,960)	(270)	(19,403)	(432)	(19,835)
Net client cash flows	(1,643)	(1,079)	(569)	(899)	959	2,757	17	(457)	(197)	(654)
Market appreciation (depreciation)	942	438	(13)	(2,632)	(140)	(1,594)	170	(2,829)	32	(2,797)
Realizations and distributions	—	—	(266)	—	—	—	(190)	(456)	—	(456)
Acquired assets / Net transfers	(9)	(3)	21	(50)	(26)	5	(1)	(64)	31	(33)
Ending assets under management	$29,283	$10,535	$79,716	$59,798	$31,473	$92,396	$3,033	$306,235	$3,599	$309,835

December 31, 2025
Beginning assets under management	$31,877	$12,722	$80,386	$63,061	$28,960	$86,963	$3,016	$306,985	$3,660	$310,644
Gross client cash inflows	846	266	5,555	3,347	1,848	5,043	221	17,127	345	17,472
Gross client cash outflows	(2,539)	(1,913)	(5,723)	(4,376)	(1,578)	(2,902)	(185)	(19,216)	(367)	(19,583)
Net client cash flows	(1,694)	(1,647)	(169)	(1,028)	271	2,142	36	(2,089)	(22)	(2,111)
Market appreciation (depreciation)	(11)	185	759	1,536	1,482	2,148	9	6,109	43	6,152
Realizations and distributions	—	—	(287)	—	—	—	—	(287)	—	(287)
Acquired assets / Net transfers	(180)	(81)	(145)	(189)	(33)	(24)	(24)	(676)	52	(624)
Ending assets under management	$29,993	$11,179	$80,544	$63,380	$30,680	$91,228	$3,038	$310,042	$3,733	$313,775

March 31, 2025
Beginning assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930
Gross client cash inflows	1,098	445	928	82	2,137	4,363	256	9,309	177	9,486
Gross client cash outflows	(1,733)	(847)	(1,545)	(469)	(3,251)	(2,318)	(351)	(10,514)	(222)	(10,736)
Net client cash flows	(635)	(402)	(617)	(386)	(1,114)	2,045	(96)	(1,205)	(44)	(1,249)
Market appreciation (depreciation)	(979)	(1,194)	328	(630)	396	(1,202)	79	(3,202)	30	(3,172)
Realizations and distributions	—	—	—	—	—	—	(21)	(21)	—	(21)
Acquired assets / Net transfers	(6)	(7)	44	(27)	(44)	(57)	2	(94)	75	(20)
Ending assets under management	$28,964	$13,182	$24,157	$13,104	$18,334	$63,378	$2,945	$164,064	$3,404	$167,468

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Region

(unaudited; in millions)

	As of March 31,
	2026		2025
(in millions)	Amount	% of total	Amount	% of total
U.S.	$254,786	82%	$161,798	97%
Non-U.S.	55,049	18%	5,670	3%
Total AUM[1]	$309,835	100%	$167,468	100%

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other	Total
	Funds[1]	ETFs[2]	Vehicles[3]	AUM[4]
March 31, 2026
Beginning assets under management	$172,203	$15,049	$126,523	$313,775
Gross client cash inflows	7,793	1,770	9,618	19,181
Gross client cash outflows	(11,372)	(464)	(7,999)	(19,835)
Net client cash flows	(3,579)	1,306	1,619	(654)
Market appreciation (depreciation)	(849)	79	(2,027)	(2,797)
Realizations and distributions	—	—	(456)	(456)
Acquired assets / Net transfers	—	(33)	—	(33)
Ending assets under management	$167,775	$16,401	$125,659	$309,835

December 31, 2025
Beginning assets under management	$172,923	$13,786	$123,935	$310,644
Gross client cash inflows	7,422	1,274	8,776	17,472
Gross client cash outflows	(11,115)	(246)	(8,222)	(19,583)
Net client cash flows	(3,693)	1,027	555	(2,111)
Market appreciation (depreciation)	3,211	233	2,709	6,152
Realizations and distributions	—	—	(287)	(287)
Acquired assets / Net transfers	(238)	2	(389)	(624)
Ending assets under management	$172,203	$15,049	$126,523	$313,775

March 31, 2025
Beginning assets under management	$113,645	$7,508	$50,777	$171,930
Gross client cash inflows	3,323	3,061	3,102	9,486
Gross client cash outflows	(6,328)	(251)	(4,156)	(10,736)
Net client cash flows	(3,006)	2,810	(1,053)	(1,249)
Market appreciation (depreciation)	(2,243)	(50)	(880)	(3,172)
Realizations and distributions	—	—	(21)	(21)
Acquired assets / Net transfers	(5)	(15)	—	(20)
Ending assets under management	$108,392	$10,253	$48,823	$167,468

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

•
Adding back income tax expense;
•
Adding back interest paid on debt and other financing costs, net of interest income;
•
Adding back depreciation on property and equipment;
•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back share-based compensation expense associated with equity awards in connection with acquisitions and certain one-time performance-based shares;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back share-based compensation expense associated with equity awards in connection with acquisitions and certain one-time performance-based shares;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.